                                                                     Exhibit 2.2

                         AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER ("Merger Agreement") is entered into as of July 24, 1997 by and between ITC TRANSMISSION SYSTEMS II, INC., a Delaware corporation ("Transmission II"), and INTERSTATE FIBERNET, INC., a Delaware corporation formerly known as ITC Transmission Systems, Inc. ("IFN" or the "Surviving Corporation").

          WHEREAS, IFN and Transmission II are each corporations duly organized and existing under the laws of the State of Delaware;

          WHEREAS, IFN has an authorized capitalization of Ten Thousand (10,000) shares of Common Stock, par value $.01 per share ("IFN Common Stock");

          WHEREAS, 630 shares of IFN Common Stock are currently outstanding, all of which are owned by ITC Holding Company, Inc. (the "IFN Stockholder");

          WHEREAS, Transmission II has an authorized capitalization of Ten Thousand (10,000) shares of Common Stock, par value $.01 per share ("Transmission II Common Stock");

          WHEREAS, 1,000 shares of Transmission II Common Stock are currently outstanding, all of which are owned by ITC Holding Company, Inc. (the "Transmission II Stockholder");

          WHEREAS, each of the respective Boards of Directors of IFN and Transmission II has determined that it is advisable that Transmission II be merged into IFN (the "Merger") on the terms and conditions hereinafter set forth and has, by resolutions duly adopted, approved this Merger Agreement; and

          WHEREAS, each of the respective Boards of Directors of IFN and Transmission II has, by resolutions duly adopted and directed that this Merger Agreement be submitted to the IFN Stockholder or the Transmission II Stockholder, as the case may be, for approval; and

          WHEREAS, by written consents, each dated July 23, 1997, the IFN Stockholder and the Transmission II Stockholder have approved this Merger Agreement and related documents; and

          WHEREAS, the Merger is intended to qualify for federal income tax purposes as a "reorganization" under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended;

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the parties hereby agree, in accordance with the applicable provisions of the laws of the State of Delaware and subject to the conditions set forth herein, that Transmission II shall be merged into IFN, and such parties further hereby adopt and agree to the following agreements, terms and conditions relating to the Merger and the manner of carrying the same into effect:

          1.  Merger.  Transmission II shall be merged with and into IFN, and
              -------
IFN shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation"). Subject to and in accordance with the terms and conditions of this Merger Agreement and the General Corporation Law of the State of Delaware, as amended (the "DGCL"), (i) this Merger Agreement (or in lieu thereof a certificate of merger) shall be executed, acknowledged and filed with the Secretary of State of the State of Delaware, with such other documents, instruments or certificates as may be required by the DGCL, and (ii) the Merger shall become effective [at 9:15 a.m. Eastern Standard Time on the 24th day of July, 1997] (the "Effective Time"), and each document filed pursuant to the DGCL shall expressly so state. At the Effective Time, the separate corporate existence of Transmission II shall cease forthwith.

          2.  Governing Documents.  (a) The Certificate of Incorporation of IFN
              -------------------
as in effect immediately prior to the Effective Time shall be the Certifcate of Incorporation of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable law.

          (b) The Bylaws of IFN as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable law.

          3.  Officers and Directors.  The persons who are officers and
              ----------------------
directors of IFN immediately prior to the Effective Time shall, after the Effective Time, be the officers and directors of the Surviving Corporation, without change until their successors have been duly elected and qualified.

          4.  Effect of Merger.  At the Effective Time, the separate corporate
              ----------------
existence of Transmission II shall cease, and the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public and private nature and be subject to all the restrictions, disabilities and duties of Transmission II; and all and singular, the rights, privileges, powers and franchises of Transmission II, and all property, real, personal and mixed, and all debts due to Transmission II on whatever account, as well as for share subscriptions and all other things in action, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of Transmission II, and the title to any real estate vested by deed or otherwise shall not revert or be in any way impaired by reason of the Merger; but all rights

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of creditors and all liens upon any property of Transmission II shall be preserved unimpaired, and all debts, liabilities and duties of Transmission II shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of Transmission II, the Transmission II Stockholder, Board of Directors and committees thereof, officers and agents which were valid and effective immediately prior to the Effective Time shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to Transmission II. The employees and agents of Transmission II shall become the employees and agents of the Surviving Corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees and agents of Transmission II.

          5.  Further Assurances Regarding Transmission II.  From time to time,
              --------------------------------------------
as and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered by the former officers and directors of Transmission II on behalf of Transmission II such deeds, assignments and other instruments, and there shall be taken or caused to be taken by them all such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Transmission II and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of the Surviving Corporation are fully authorized, in the name and on behalf of Transmission II or otherwise, to take any and all such action and to execute and deliver any and all such deeds, assignments and other instruments.

          6.  Conversion of Shares.  At the Effective Time, by virtue of the
              --------------------
Merger and without any action on the part of the holder thereof, each share of Transmission II Common Stock outstanding immediately prior to the Effective Time, whether certificated or uncertificated, shall be converted into one fully paid and nonassessable share of IFN Common Stock. No fractional shares of Common Stock shall be issued pursuant to such conversion, and any fractions resulting from such conversion shall be eliminated in each case by rounding upward to the nearest whole share.

          7.  Stock Certificates; Uncertificated Shares.  (a) At and after the
              -----------------------------------------
Effective Time, all of the outstanding certificates which immediately prior to the Effective Time represented shares of Transmission II Common Stock shall be deemed for all purposes to evidence ownership of, and to represent shares of, IFN Common Stock into which the shares of Transmission II Common Stock, as the case may be, formerly represented by such certificates have been converted as herein provided, and no certificates representing such shares need be surrendered. The registered owner on the books and records of Transmission II or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividends and other distributions upon the shares of IFN Common Stock evidenced by such outstanding certificate as above provided. After the Effective Time, when any such certificate shall be surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, the certificates issued will reflect the name and state of incorporation of the Surviving Corporation.

          (b) At and after the Effective Time, with respect to any uncertificated shares of Transmission II, the registered owner on the books and records of Transmission II or its transfer agent shall, until a request shall have been made to the Surviving Corporation or its transfer agent for certificated shares of the Surviving Corporation, have and be entitled to exercise any voting and other rights with respect to and to receive any dividends and other distributions upon an equal number of shares of IFN Common Stock. At and after the Effective Time, the ownership by such registered owner of uncertificated shares shall be reflected on the books and records of IFN or its transfer agent, and, upon request therefor by such registered owner to the Surviving Corporation pursuant to the bylaws of the Surviving Corporation and applicable law, the certificates issued to evidence any or all of such uncertificated shares will reflect the name and state of incorporation of the Surviving Corporation.

          8.  Conditions.  Consummation of the Merger and related transactions
              ----------
is subject to satisfaction of the following conditions prior to the Effective
Time:

          (a) The Merger shall have been approved by the Transmission II Stockholder and the IFN Stockholder, and all necessary action shall have been taken to authorize the execution, delivery and performance of this Merger Agreement by Transmission II and IFN.

          (b) All regulatory approvals necessary or desirable in connection with the consummation of the Merger and the transactions contemplated thereby shall have been obtained.

          (c) No suit, action, proceeding or other litigation shall have been commenced or threatened to be commenced which, in the opinion of Transmission II or IFN, would pose a material restriction on or impair consummation of the Merger, performance of this Merger Agreement or the conduct of the business of IFN after the Effective Time, or create a risk of subjecting Transmission II or IFN, or their respective shareholders, officers, or directors, to material damages, costs, liability or other relief in connection with the Merger or

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this Merger Agreement.

          9.  Amendment.  Subject to applicable law and subject to the rights of
              ---------
the Transmission II Stockholder further to approve any amendment which would have a material adverse effect on such stockholder, this Merger Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the Effective Time (including after approval by the Transmission II Stockholder) with respect to any of the terms contained herein.

          10.  Deferral or Abandonment.  At any time prior to the Effective
               -----------------------
Time, this Merger Agreement may be terminated and the Merger may be abandoned or the time of consummation of the Merger may be deferred for a reasonable time by the Board of Directors of either Transmission II or IFN or both, notwithstanding approval of this Merger Agreement by the Transmission II Stockholder or the IFN Stockholder, or both, if circumstances arise which, in the opinion of the Board of Directors of Transmission II or IFN, make the Merger inadvisable or such deferral of the time of consummation advisable.

          11.  Governing Law.  This Merger Agreement shall be governed by and
               -------------
construed in accordance with the laws of the State of Delaware applicable to contracts entered into and to be performed wholly within the State of Delaware.

          12.  Counterparts.  This Merger Agreement may be executed in any
               ------------
number of counterparts each of which when taken alone shall constitute an original instrument and when taken together shall constitute but one and the same Agreement.

          13.  Further Assurances of Transmission II and IFN.  Transmission II
               ---------------------------------------------
and IFN agree to execute any and all documents, and to perform such other acts, which may be necessary or expedient to further the purposes of this Merger Agreement.








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                                      -6-

          IN WITNESS WHEREOF, Transmission II and IFN have caused this Agreement and Plan of Merger to be signed by their respective duly authorized officers and delivered as of this 24th day of July, 1997.


                              ITC TRANSMISSION SYSTEMS II, INC.
                              A Delaware corporation



                              By:  /s/ Andrew M. Walker
                                 ---------------------------------------------
                                 Name:  Andrew M. Walker
                                 Title:  Chief Executive Officer and President

ATTEST



By: /s/ J. Douglas Cox
   -----------------------
   Name:  J. Douglas Cox
   Title:  Asst. Secretary



                              INTERSTATE FIBERNET, INC.
                              A Delaware corporation



                              By:  /s/ Andrew M. Walker
                                 ---------------------------------------------
                                 Name:  Andrew M. Walker
                                 Title:  Chief Executive Officer and President

ATTEST:



By:   /s/ J. Douglas Cox
   -----------------------
   Name:  J. Douglas Cox
   Title:  Asst. Secretary

           CERTIFICATE OF THE SECRETARY OF INTERSTATE FIBERNET, INC.,
                             A DELAWARE CORPORATION

     The undersigned, the Assistant Secretary of Interstate FiberNet, Inc. a Delaware corporation ("IFN"), does hereby certify that the Agreement and Plan of Merger (the "Merger Agreement") to which this Certificate is attached, relating to the merger of ITC Transmission Systems II, Inc., a Delaware corporation, with and into IFN, after first having been duly adopted and approved by the Board of Directors of IFN and executed and acknowledged by IFN in accordance with Section 251 of the DGCL, has been duly approved and adopted by the sole stockholder of IFN entitled to vote thereon in accordance with Section 251 of the DGCL, as of July 23, 1997 by written consent in accordance with Section 228 of the DGCL.

     This Certificate shall be deemed an integral part of the Merger Agreement to which it is attached.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 24th day of July, 1997.



                                    /s/ J. Douglas Cox
                                    -------------------
                                    J. Douglas Cox
                                    Assistant Secretary

      CERTIFICATE OF THE SECRETARY OF ITC TRANSMISSION SYSTEMS, II, INC.,
                             A DELAWARE CORPORATION

     The undersigned, the Assistant Secretary of ITC Transmission Systems II, Inc. a Delaware corporation ("Transmission II"), does hereby certify that the Agreement and Plan of Merger (the "Merger Agreement") to which this Certificate is attached, relating to the merger of Transmission II with and into Interstate FiberNet, Inc., a Delaware corporation, after first having been duly adopted and approved by the Board of Directors of Transmission II and executed and acknowledged by Transmission II in accordance with Section 251 of the DGCL, has been duly approved and adopted by the sole stockholder of Transmission II entitled to vote thereon in accordance with Section 251 of the DGCL, as of July 23, 1997 by written consent in accordance with Section 228 of the DGCL.

     This Certificate shall be deemed an integral part of the Merger Agreement to which it is attached.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 24th day of July, 1997.



                                    /s/ J. Douglas Cox
                                    -------------------
                                    J. Douglas Cox
                                    Assistant Secretary